Exhibit 5.1
                          PILLSBURY MADISON & SUTRO LLP
                               2550 HANOVER STREET
                               PALO ALTO, CA 94304



                                December 22, 2000



Symmetricom, Inc.
2300 Orchard Parkway
San Jose, CA 95131


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Symmetricom, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 2,000,000 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Company's 1999 Employee Stock Plan as amended (the "Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                               Very truly yours,

                                               /S/ PILLSBURY MADISON & SUTRO LLP